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                                                                    Exhibit 10.9

[DAMARK LOGO]

                              MARKETING AGREEMENT

PARTIES

Damark International, Inc.         "DAMARK"
7101 Winnetka Avenue North
Minneapolis, MN 55428

Liquor By Wire                     "PARTNER"
2835 N. Sheffield Suite 409
Chicago, IL 60657

DAMARK and its affiliates (hereinafter collectively referred to as "DAMARK") have established a variety of annual fee membership clubs and other marketing programs (e.g. Order Thank You products, Early Gratification Offers, Save/Renewal Products, Package Inserts) for its customers ("CLUB PROGRAMS"). CLUB PROGRAMS shall include programs operated by DAMARK on behalf of third parties.

PARTNER and DAMARK would like to offer PARTNER benefits to CLUB PROGRAMS customers, pursuant to the terms of this Agreement.

A. PARTNER Offer

The products, services, discounts and other offers to be made by PARTNER to CLUB PROGRAMS customers ("Offer(s)") are described under "Offer Information" on this Agreement and incorporated herein. Once agreed upon, the Offer may only be changed upon written agreement of DAMARK and PARTNER.

B. Obligations of DAMARK

1. Creative Services. DAMARK will perform copywriting, typesetting, keylining, camera and artwork and various other procedures and functions in order to prepare the Offer(s) for use in any CLUB PROGRAMS.

2. Endorsement. DAMARK agrees to endorse and recommend PARTNER services to its eligible CLUB PROGRAMS members.

3. Participation. PARTNER understands that DAMARK reserves the right to include or not include the Offer(s) in any one or more of the CLUB PROGRAMS.

C. Obligations of PARTNER

1. Discounted Service and/or Promotion. PARTNER agrees to provide goods or services and honor the agreed upon Offer(s), when included in any CLUB PROGRAMS or marketing service programs of DAMARK, whether Offer(s) appear in printed forms and/or in an on-line/interactive medium.

2. Payment. Eligible CLUB PROGRAMS members will pay for goods or services through accepted payment methods as stated in the Offer or PARTNER's standard payment terms. DAMARK is not responsible for the collection of the accounts of any CLUB PROGRAMS customers.

3. Cost. PARTNER agrees to pay the advertising and participation cost as set out in the Offer Information section of this Agreement.

4. Copy Approval. DAMARK shall provide PARTNER with a copy approval authorization form prior to the first printing of the Offer. PARTNER must review the copy and return the authorization form within ten (10) days. Any changes thereafter to the content of the Offer will be provided to PARTNER for copy approval authorization.

5. Compliance with Laws. PARTNER represents and warrants that the Offer and all goods and services provided to CLUB PROGRAMS members will comply with all relevant State and Federal laws and regulations and orders of courts or agencies.

6. Reporting. PARTNER agrees to provide monthly redemption reports to include total orders placed, and the dollar value of such orders. PARTNER agrees to provide the information to DAMARK within ten (10) business days after the close of the previous month.


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7101 Winnetka Avenue North, Minneapolis, MN 55428 Telephone: 612/531-0066
Telefax: 612/531-3095
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D. General Terms and Conditions

1. Effective Dates. This Agreement shall be effective as of the date shown in the Offer Information section of this Agreement. Either party may terminate this agreement upon written notice, sent certified mail, return receipt requested. DAMARK may continue to print Offers in any CLUB PROGRAMS for 120 days after receipt of the cancellation notice. PARTNER shall continue to honor any outstanding Offers to CLUB PROGRAMS members (including offers in process but not yet sent at time of termination) pursuant to the terms of such Offers. The provisions of Sections D. 3, 5 and 6 below shall survive the termination of this Agreement.

2. Governing Law. This Agreement shall be governed by and administered in accordance with the laws of the State of Minnesota.

3. Indemnity. PARTNER agrees to indemnify, defend and hold harmless DAMARK from any and all liability, damages, costs, judgments, claims, causes of action, demands, or expenses (including attorney's fees) arising out of the products or services provided to CLUB PROGRAMS members, or any intentional or negligent act, error or omission of PARTNER.

4. Tradenames and Trademarks. Both DAMARK and PARTNER agree that each shall use the names, marks, and logos ("Marks") of the other only in connection with the purposes of this Agreement and as specifically authorized by such party. Such use shall not confer any proprietary rights in the Marks to the using party. Upon expiration or termination of this Agreement, each party shall cease all future use of the Marks of the other party.

5. Customer Lists. PARTNER recognizes that DAMARK'S list of CLUB PROGRAMS customers is confidential and proprietary to DAMARK. If PARTNER obtains any names or other information from DAMARK, PARTNER will make no use of any of such names or other information received from DAMARK, except as specifically limited to PARTNER's obligations to DAMARK or its CLUB PROGRAMS customers. Under no circumstances shall PARTNER, or another entity with which PARTNER has contracted, solicit CLUB PROGRAMS customers for any type of affinity marketing program or membership club programs offered by PARTNER or such other entity.

6. Confidential Information. It may be necessary for DAMARK to disclose confidential and proprietary information pertaining to past, present and future activities of DAMARK in order for PARTNER to fulfill its services. PARTNER understands that all such information is proprietary to DAMARK and is not to be disclosed to anyone within or outside of PARTNER's organization except as is necessary for performance of PARTNER's obligations. Nor shall such information or any copies thereof be used by PARTNER or PARTNER's personnel in any way during or after the term hereof for the benefit of anyone other than DAMARK or its CLUB PROGRAMS customers.

7. Relationship. DAMARK and PARTNER recognize PARTNER's functions are as an independent contractor and that no partnership nor joint venture is created by this Agreement. Neither party is granted authority to bind the other to any obligation. The rights and obligations in this Agreement shall inure to DAMARK and PARTNER and their respective successors and assigns.

Offer Information

1. PARTNER agrees to provide:
   A. Members receive 10% off their purchase from Liquor By Wire.
   B. Members receive 15% off their purchase from Liquor By Wire.

2. Terms and Conditions, and other Matters:

   Offer may appear in all DAMARK CLUB PROGRAMS.


3. Effective date of PARTNER Agreement. This Agreement shall be effective
   10/1/98.

4. Advertising and/or Participation Costs. The participation fee of $20 per thousand printed has been waived.

DAMARK                                    PARTNER

By (signed): /s/ Michael D. Moroz         By (signed): /s/ Steve Olsher
            ---------------------------               --------------------------

Name (print): Michael D. Moroz            Name (print): Steve Olsher
             --------------------------                -------------------------

Title: Senior Vice President, Marketing   Title:   VP
      ---------------------------------         --------------------------------

Date: 10/12/98                            Date: 10-5-98
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